Exhibit 10.2
Execution Version
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment Agreement”), dated as of July 10, 2025, between Evercore Inc., formerly known as Evercore Partners Inc., a Delaware corporation (the “Company”), and each of the holders of Notes that is a signatory to this Amendment Agreement (the “Noteholders”). Except as provided below, capitalized terms used in this Amendment Agreement and not defined herein have the respective meanings set forth on Schedule A to the Note Purchase Agreement described and defined below.

R E C I T A L S:

WHEREAS, the Company and the Noteholders are parties to that certain Note Purchase Agreement dated March 30, 2016 (as amended by that certain First Amendment to Note Purchase Agreement dated as of March 29, 2021, the “Existing Note Purchase Agreement”; and as amended by this Amendment Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Existing Note Purchase Agreement, the Company previously issued, and the Noteholders purchased, the Company’s (a) 4.88% Series A Senior Notes due March 30, 2021 in the aggregate principal amount of $38,000,000, (b) 5.23% Series B Senior Notes due March 30, 2023 in the aggregate principal amount of $67,000,000, (c) 5.48% Series C Senior Notes due March 30, 2026 in the aggregate principal amount of $48,000,000 (collectively, the “Existing Series C Notes”), and (d) 5.58% Series D Senior Notes due March 30, 2028 in the aggregate principal amount of $17,000,000 (collectively, the “Existing Series D Notes”; and collectively, with the Existing Series C Notes, the “Existing Notes”; and as amended by this Amendment Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, pursuant to that certain (a) Guaranty Agreement dated as of June 24, 2016 (the “East Guaranty”), by Evercore Partners Services East L.L.C., a Delaware limited liability company (“East”), (b) Guaranty Agreement, dated as of March 30, 2016 (the “Holdings Guaranty”), by Evercore Group Holdings L.P., a Delaware limited partnership (“Holdings”), and (c) Guaranty Agreement, dated as of March 30, 2016 (the “LP Guaranty”, together with the East Guaranty and the Holdings Guaranty, the “Subsidiary Guaranty Agreements”), by Evercore LP, a Delaware limited partnership (“LP”, together with East and Holdings, the “Subsidiary Guarantors”), the Subsidiary Guarantors jointly and severally guaranteed the obligations of the Company under the Note Purchase Agreement and the Notes in favor of the Noteholders; and

WHEREAS, the Company desires to amend certain provisions of the Existing Note Purchase Agreement and the Existing Notes, and the Noteholders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT AND EXISTING NOTES.

Effective as of the Amendment Effective Date (as defined below), the Existing Note Purchase Agreement and the Existing Notes are hereby amended by this Amendment Agreement as follows (such amendments are referred to herein collectively as the “Amendments”):

1.1.Insertion of Section 1A (Interest Rate). The Existing Note Purchase Agreement is hereby amended by inserting the following new Section 1A immediately after Section 1 thereof:

“SECTION 1A. INTEREST RATE.

Each Note shall bear interest at the rate per annum set forth in the first paragraph thereof (the “Note Rate”); provided that, during any Leverage Step-Up Period from time to time in effect, each Note shall bear interest at a rate per annum equal to (a) if the Consolidated Leverage Ratio for the fiscal quarter of the Company then most recently ended is greater than 2.00 to 1.00, but less than or equal to 2.50 to 1.00, the Note Rate plus 0.15%, and (b) if the Consolidated Leverage Ratio for the fiscal quarter of the Company then most recently ended is greater than 2.50 to 1.00, the Note Rate plus 0.30% (such increase in the applicable interest rate with respect to any Note pursuant to clause (a) or (b) above (as applicable), the “Step-Up Rate”). If the Company fails to deliver the compliance certificate with respect to any fiscal quarter in accordance with Section 7.2 of this Agreement, the Step-Up Rate in clause (b) above shall be deemed to apply until such time as such compliance certificate is delivered. Notwithstanding anything contained in Section 8.6 hereof, for purposes of computing the Make-Whole Amount (if any) with respect to any Note on any date of determination, no Step-Up Rate with respect to such Note shall be included in the determination thereof.
For purposes hereof, “Leverage Step-Up Period” means, with respect to any Series of Notes, the period commencing on the interest payment date for such Series of Notes immediately following the date on which the Company has delivered a compliance certificate pursuant to Section 7.2 hereof evidencing that the Consolidated Leverage Ratio for the fiscal quarter of the Company then most recently ended is greater than 2.00 to 1.00 and ending on the first day after the next interest payment date for such Series of Notes after the date on which the Company delivers a compliance certificate pursuant to Section 7.2 hereof evidencing that the Consolidated Leverage Ratio for the fiscal quarter of the Company then most recently ended is less than or equal to 2.00 to 1.00.”
1.2.Amendment to Section 7.2(a) (Covenant Compliance). Section 7.2(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read:

“(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 and any Incorporated Financial Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence, together with (i) a reconciliation from GAAP with respect to the treatment of leases hereunder as operating leases consistent with GAAP as in effect on March 30, 2016, as provided in Section 22.2(a) and (ii) in the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2(a)) as to the period covered by any such financial statement, a reconciliation from GAAP with respect to such election;”

1.3.Amendment to Section 9 (Affirmative Covenants). Section 9 of the Existing Note Purchase Agreement is hereby amended by adding a new Section 9.8 to read as follows:

“Section 9.8.     Most Favored Lender Provision.
(a)If as of, or at any time after, the date of this Agreement any PNC Loan Document (or any extension, replacement or refinancing thereof) contains (i) a Financial Covenant that is not contained in this Agreement or (ii) a Financial Covenant that is contained in this Agreement which would in any respect be more beneficial to the holders of Notes than the Financial Covenants set forth in this Agreement (any such provision, a “More Favorable Financial Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Financial Covenant. Thereupon, unless waived in writing by the Required Holders within fifteen (15) days after each holder’s receipt of such notice, such More Favorable Financial Covenant shall be deemed automatically incorporated by reference into Section 10.8 of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Financial Covenant shall have become effective under such PNC Loan Document (or any extension, replacement or refinancing thereof).
(b)Any More Favorable Financial Covenant incorporated into this Agreement (herein referred to as an “Incorporated Financial Covenant”) (i) shall be deemed automatically amended or waived herein to reflect any subsequent amendments or waivers made to such More Favorable Financial Covenant under the relevant PNC Loan Document (or any extension, replacement or refinancing thereof), including, for the avoidance of doubt, amendments or waivers which make the relevant covenant less restrictive on the Company; provided that, if a Default or an Event of Default then exists in relation to such Incorporated Financial Covenant and the amendment or waiver of such More Favorable Financial Covenant would make such covenant less restrictive on the Company, such Incorporated Financial Covenant shall only be deemed automatically amended or waived at such time, if it should occur, when such Default or Event of Default is no longer continuing, and (ii) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Financial Covenant is deleted or otherwise removed from the relevant PNC Loan Document (or any extension, replacement or refinancing thereof) or such PNC Loan Document (or any extension, replacement or refinancing thereof) shall be terminated; provided, however, that (A) if a Default or Event of Default then exists in relation to such Incorporated Financial Covenant, such Incorporated Financial Covenant shall only be deemed automatically deleted from this Agreement at such time, when such Default or Event of Default is no longer continuing and (B) if any lender under the relevant PNC Loan Document (or any extension, replacement or refinancing thereof) is paid, directly or indirectly, any compensation for the amendment, waiver or removal of such Incorporated Financial Covenant then the holders of the Notes shall receive, concurrently with or promptly after payment to the lender or lenders under the relevant PNC Loan Document (or any extension, replacement or refinancing thereof), a pro rata amount (based on the aggregate of both drawn and undrawn amounts) of any compensation paid to the lenders under the relevant PNC Loan Document (or any extension, replacement or refinancing thereof) (unless such amendment, waiver or removal is as a result of a refinancing or replacement of the PNC Loan Documents). For the avoidance of doubt, a waiver by the relevant lenders under the relevant PNC Loan Document (or any extension, replacement or refinancing thereof) of a Default or Event of Default in relation to a More Favorable Financial Covenant shall not affect the existence of an existing Default or Event of Default in respect of a related Incorporated Financial Covenant in this Agreement.
(c)Upon the effectiveness of any amendment described in Section 9.8(a), upon the request of the Company or any holder of Notes, the holders of Notes and the Company shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement evidencing the incorporation of any such Incorporated Financial Covenant. Upon the effectiveness of any amendment, waiver, deletion or removal described in Section 9.8(b), upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the deletion and termination of any such Incorporated Financial Covenant.
(d)For the avoidance of doubt, each of the Financial Covenants in Section 10.8 of this Agreement as of the date of this Agreement shall remain in this Agreement regardless of whether any More Favorable Financial Covenants are incorporated into this Agreement and shall be independent of any Incorporated Financial Covenant.
(e)“Most Favored Lender Notice” means, in respect of any More Favorable Financial Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within five (5) Business Days after the inclusion of such More Favorable Financial Covenant in any PNC Loan Document (or any extension, replacement or refinancing thereof) (including by way of amendment or other modification of any existing provision thereof) from a Senior Financial Officer of the Company referring to the provisions and setting forth a reasonably detailed description of such More Favorable Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.
(f)“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, or other such provision) that requires the Company to achieve or maintain, or not exceed, a stated level of financial condition or performance and includes, without limitation, any requirement that the Company and/or any of its Subsidiaries (and includes, without limitation, covenants of the type in Section 10.8):
(i)maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(ii)maintain any relationship of any component of its capital structure to any other component thereof (including without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth);
(iii)maintain any measure of its ability to service its indebtedness or fixed charges (including, without limitation, exceeding any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, and/or rental expense (and which could include capital expenditures and/or scheduled payments of indebtedness as components of fixed charges)); or
(iv)not exceed any maximum level of indebtedness based on a leverage ratio.”
1.4.Amendments to Section 10.5 (Liens). Section 10.5 of the Existing Note Purchase Agreement is hereby amended as follows:
(a)Clause (a) of Section 10.5 of the Existing Note Purchase Agreement is hereby amended by deleting the following parenthetical: “(other than Liens securing obligations arising under the FRB Loan Documents or the BBVA Trade Financing).”
(b)Clause (j) of Section 10.5 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(j)    [Reserved].”
1.5.Amendment to Section 10.6(e) (Subsidiary Indebtedness). Clause (e) of Section 10.6 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(e)    [Reserved].”
1.6.Amendment to Section 10.8(a) (Maximum Consolidated Leverage Ratio). Section 10.8(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Maximum Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company to be greater than 2.75:1.0.”
1.7.Amendment to Section 10.8(c) (Minimum Consolidated Tangible Net Worth). Section 10.8(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Minimum Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth to be less than $325,000,000 as of the last day of any fiscal quarter of the Company.”

1.8.Amendment to Section 11(c). Section 11(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.8 or any Incorporated Financial Covenant; or”
1.9.Amendment to Section 22.2(a) (Accounting Terms). The first parenthetical in the third sentence of Section 22.2(a) is hereby amended and restated in its entirety to read as follows:
“(including, without limitation, Section 9, Section 10, any Incorporated Financial Covenant and the definition of “Indebtedness”)”
1.10.Amendments to Schedule A (Defined Terms).
(a)The following definitions are hereby added to Schedule A to the Existing Note Purchase Agreement in their appropriate alphabetical order:
“2022 Note Purchase Agreement” means that certain Note Purchase Agreement, dated June 28, 2022, among the Company and the purchasers party thereto, as the same may be amended, supplemented or modified from time to time.

“2025 Note Purchase Agreement” means that certain Note Purchase Agreement, dated July 10, 2025, among the Company and the purchasers party thereto, as the same may be amended, supplemented or modified from time to time.
“Incorporated Financial Covenant” is defined in Section 9.8(b).
“Leverage Step-Up Period” is defined in Section 1A.
“More Favorable Financial Covenant” is defined in Section 9.8(a).
“Note Rate” is defined in Section 1A.
“Step-Up Rate” is defined in Section 1A.
(b)The following definitions set forth in Schedule A to the Existing Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:
“Consolidated Total Debt” means, as of any date of determination, the total amount of Indebtedness of the Company and its Consolidated Subsidiaries outstanding on such date determined on a Consolidated basis in accordance with GAAP, including in any event any Indebtedness of or Guaranties by the Company or a Subsidiary and any outstanding amounts under the 2019 Note Purchase Agreement, the 2022 Note Purchase Agreement, the 2025 Note Purchase Agreement and the PNC Loan Documents, and excluding: (a) any Indebtedness that is subordinated to the obligations arising under this Agreement, the Notes and the Subsidiary Guaranties on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Required Holders, (b) any Indebtedness owing by the Company or a Subsidiary to the Company or a Subsidiary, and any Guaranties of such Indebtedness, that is in the nature of a payable in the ordinary course of business (and not obligations of the type set forth in clause (a) or (b) of the definition of Indebtedness, or Guaranties of such obligations), and (c) any Indebtedness in respect of repurchase agreements to the extent otherwise permitted under this Agreement.

“Default Rate” means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes (or such higher rate of interest as may then be in effect pursuant to Section 1A of this Agreement), or (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.”

“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a)    the 2019 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(b)    the 2022 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof ;
(c)    the 2025 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
(d)    any other agreement(s) creating or evidencing indebtedness for borrowed money, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“PNC Loan Documents” means (a) the PNC Unsecured Loan Agreement, (b) the PNC Unsecured L/C Note and (c) any other documents which constitute “Loan Documents” as such term is defined in the PNC Unsecured Loan Agreement as in effect on the date of this Agreement (other than certified resolutions, closing certificates and compliance certificates), and (d) any amendments, restatements, amendments and restatements, supplements or other modifications of any of the documents described in the foregoing clauses (a) through (c).

“PNC Unsecured L/C Note” means that certain Amended and Restated Revolving Line of Credit Note, dated as of July 10, 2025, by Evercore East in favor of PNC Bank, National Association, as amended, restated, amended and restated, supplemented or otherwise modified.
“PNC Unsecured Loan Agreement” means that certain Loan Agreement, dated as of October 28, 2024, between Evercore East and PNC Bank, National Association, as amended by that certain Amendment to Loan Documents dated as of March 17, 2025, that certain Amendment to Loan Documents dated as of July 10, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified.

(c)The following definitions are hereby deleted in their entirety from Schedule A to the Existing Note Purchase Agreement: “2021 Note Purchase Agreement”, “BBVA Trade Financing”, “PNC Secured L/C Note”, “PNC Secured Loan Agreement”, “PNC Secured Loan Documents” and “PNC Unsecured Loan Documents”.
(d)Amendment to Schedule 1(c). The first paragraph of Schedule 1(c) to the Existing Note Purchase Agreement is hereby amended by (i) inserting the phrase “(subject to adjustment in accordance with Section 1A of the Note Purchase Agreement referred to below)” after the phrase “5.48% per annum” in the first paragraph thereof and (ii) replacing the phrase “the greater of (i) 7.48% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate” in its entirety with the phrase “the Default Rate”.
(e)Amendment to Schedule 1(d). The first paragraph of Schedule 1(d) to the Existing Note Purchase Agreement is hereby amended by (i) inserting the phrase “(subject to adjustment in accordance with Section 1A of the Note Purchase Agreement referred to below)” after the phrase “5.58% per annum” in the first paragraph thereof and (ii) replacing the phrase “the greater of (i) 7.58% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate” in its entirety with the phrase “the Default Rate”.
1.11.Amendment to the Existing Notes.
Each of the Existing Series C Notes and Existing Series D Notes outstanding on the date hereof is hereby, without any further action required on the part of any other Person, automatically amended to be in the form of Schedule 1(c) or Schedule 1(d) of the Note Purchase Agreement, respectively, in each case as amended hereby. For the avoidance of doubt, the registration number, principal amount, payee, date of issuance and legend, if any, of each such Note shall remain unchanged. Any Note issued on or after the Amendment Effective Date (defined below) shall be substantially in the form of Schedule 1(c) or Schedule 1(d) of the Note Purchase Agreement, as applicable, in each case as amended hereby. The Company agrees, upon the request of any Noteholder, to promptly deliver a replacement Note in the form of Schedule 1(c) and Schedule 1(d) of the Note Purchase Agreement, as applicable, in each case as amended hereby, in exchange for, and in replacement of, the existing Notes of such Series held by such Noteholder, in each case in accordance with the provisions provided for in Section 13 of the Note Purchase Agreement.

2.REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to enter into this Amendment Agreement, the Company represents and warrants as follows:

2.1.Existing Representations and Warranties.

The Company (a) repeats (and confirms as true and correct) to the Noteholders as of the Amendment Effective Date each of the representations and warranties made by the Company pursuant to the Existing Note Purchase Agreement, as amended by this Amendment Agreement (other than such representations expressly given as of a specific date as to which such representations shall be true and correct as of such specific date); and (b) incorporates such representations and warranties herein (as though set forth herein) in their entirety.

2.2.Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment Agreement and to perform the provisions hereof.

2.3.Authorization, etc.

This Amendment Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Amendment Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4.Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Amendment Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.5.Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.

2.6.No Defaults or Events of Default.

No event has occurred and is continuing and no condition exists which, immediately before or immediately after giving effect to the Amendments, constitutes or would constitute a Default or an Event of Default.

3.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Amendment Effective Date”):

3.1.Execution and Delivery of this Amendment Agreement.

The Company and the Required Holders shall have executed and delivered a counterpart of this Amendment Agreement.

3.2.Reaffirmation of the Subsidiary Guaranty Agreements.

The Noteholders shall have received copies of the Subsidiary Guarantor Acknowledgment in the form of Exhibit A to this Amendment Agreement, executed and delivered by each Subsidiary Guarantor.

3.3.Amendment to 2019 Note Purchase Agreement.

The Noteholders shall have received a fully executed copy of an amendment to the 2019 Note Purchase Agreement, by and among the Company and each of the purchasers party thereto, such amendment to be in form and substance satisfactory to the Required Holders and in full force and effect.

3.4.Amendment to 2022 Note Purchase Agreement.

The Noteholders shall have received a fully executed copy of an amendment to the 2022 Note Purchase Agreement, by and among the Company and each of the purchasers party thereto, such amendment to be in form and substance satisfactory to the Required Holders and in full force and effect.

3.5. 2025 Note Purchase Agreement.

The Noteholders shall have received a fully executed copy of the 2025 Note Purchase Agreement, by and among the Company and each of the purchasers party thereto, such note purchase agreement to be in form and substance satisfactory to the Required Holders and in full force and effect.

3.6.Representations and Warranties True.

The representations and warranties set forth in Section 2 shall be true and correct on and as of the Amendment Effective Date.
3.7.Fees and Expenses.

The Company shall have paid all outstanding costs, expenses and fees of the Noteholders including, but not limited to, the reasonable fees of special counsel to the Noteholders, in accordance with Section 4 below.

4.EXPENSES.

The Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay the reasonable fees and expenses of special counsel to the Noteholders incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related hereto, whether or not the Amendments contemplated hereby become effective.

5.MISCELLANEOUS.

5.1.Part of Existing Note Purchase Agreement and Existing Notes; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and the Notes, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement and the Notes without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

5.2.Counterparts, Facsimiles.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company and the holders of the Notes, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any holder of a Note shall request manually signed counterpart signatures this Amendment Agreement, the Company hereby agrees to provide such manually signed signature pages as soon as reasonably practicable.

5.3.Binding Effect.

This Amendment Agreement shall be binding upon and shall inure to the benefit of the Company and the Noteholders and their respective successors and assigns.

5.4.Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the Amendment Effective Date.

COMPANY: EVERCORE INC. By: /s/ Timothy LaLonde Name: Timothy LaLonde Title: Chief Financial Officer

NOTEHOLDERS: [NAME] By: By: ___________________________ Name: Title:

EXHIBIT A

[FORM OF SUBSIDIARY GUARANTOR ACKNOWLEDGEMENT]

The undersigned acknowledges and agrees to the terms of that certain Second Amendment to Note Purchase Agreement, dated as of July 10, 2025 (the “Amendment Agreement”), amending that certain Note Purchase Agreement, dated March 30, 2016 (as amended by that certain First Amendment to Note Purchase Agreement dated as of March 29, 2021 , the “Note Purchase Agreement”), by and between Evercore Inc., formerly known as Evercore Partners Inc., a Delaware corporation (the “Company”), and the holders of Notes party thereto. The undersigned confirms that the Subsidiary Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Amendment Agreement and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement. This acknowledgment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

EVERCORE GROUP HOLDINGS L.P. By:_____________________________ Name: Title:
EVERCORE LP By:_____________________________ Name: Title:
EVERCORE PARTNERS SERVICES EAST L.L.C. By:_____________________________ Name: Title: